Exhibit 10.1

[EXECUTION VERSION ]

AMENDMENT AND WAIVER NO. 6

THIS AMENDMENT AND WAIVER, dated as of November 16, 2018 (this “Agreement”), is made among Synergy Pharmaceuticals Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors as from time to time party hereto, the Lenders listed on the signature pages hereof under the heading “LENDERS” (each a “Lender” and, collectively, the “Lenders”), and CRG Servicing LLC, a Delaware limited liability company (“CRG Servicing”), as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and assigns, “Agent”).

The Obligors, the Lenders and Agent are parties to that certain Term Loan Agreement, dated as of September 1, 2017 (as amended as of February 26, 2018, August 28, 2018, October 29, 2018 and November 13, 2018, and as further amended, restated, modified or supplemented from time to time, the “Loan Agreement”).

The parties hereto desire to waive certain provisions of the Loan Agreement, and to amend the Loan Agreement, in each case, on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

SECTION 1.                         Definitions; Interpretation.

(a)                                 Terms Defined in Loan Agreement.  All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)                                 Interpretation.  The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

SECTION 2.                         Waiver.

(a)                                 Subject to Section 4, the Lenders hereby waive compliance with Section 10.01 and related provisions of the Loan Agreement through and including 5:00 p.m. (Eastern time) on November 20, 2018.

(b)                                 The waiver set forth in Section 2(a) shall be limited precisely as written.  Except as expressly stated herein, nothing in this Agreement shall be deemed to constitute a waiver of noncompliance or breach of any other term or provision in the Loan Agreement or the other Loan Documents, nor prejudice any right or remedy that the Lenders may now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents.  Nothing contained herein shall be deemed a waiver or consent in respect of (or otherwise affect the Lenders’ ability to enforce) any condition not explicitly waived by Section 2(a).

SECTION 3.                         Amendment.  Subject to Section 4, the Loan Agreement hereby is amended as follows:

(a)                                 Section 2.03 is amended as follows:

(i)                                     By adding a new Section 2.03(c), to read in its entirety as follows:

“(b)                           Borrower shall pay to Administrative Agent for the benefit of the Lenders, not later than November 19, 2018, an aggregate fee of $150,000, in consideration for Lenders’ and Administrative Agent’s entry into that certain Waiver and Amendment No. 6, dated as of November 16, 2018.”

(b)                                 Section 11.01(d) is amended by inserting, immediately prior to “8.02” therein, the section reference “2.03(c), ”.

SECTION 4.                         Conditions to Effectiveness.  Sections 2 and 3 shall be effective, as of the date hereof, subject to satisfaction of the following conditions precedent:

(a)                                 Agent shall have received, in form and substance reasonably satisfactory to it and the Lenders, this Agreement duly executed by Borrower, Agent and Lenders.

SECTION 5.                         Representations and Warranties; Reaffirmation.

(a)                                 Each Obligor hereby represents and warrants to Agent and each Lender as follows: Such Obligor has full power, authority and legal right to make and perform this Agreement and the Loan Agreement, as modified by this Agreement (the “Amended Loan Agreement”).  Each of this Agreement and the Amended Loan Agreement is within such Obligor’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action.  This Agreement has been duly executed and delivered by such Obligor and each of this Agreement and the Amended Loan Agreement constitutes legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Each of this Agreement and the Amended Loan Agreement (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of such Obligor and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (z) will not violate or result in an event of default under any material indenture, agreement or other instrument binding upon such Obligor and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

(b)                                 Each Obligor hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Agreement, except as expressly provided herein.  By executing this Agreement, each Obligor acknowledges that it has read, consulted with its attorneys regarding, and understands, this Agreement.

SECTION 6.                         Governing Law; Submission To Jurisdiction; Waiver Of Jury Trial.

(a)                                 Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b)                                 Submission to Jurisdiction.  Each Obligor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.  This Section 6 is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction.  To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

(c)                                  Waiver of Jury Trial.  Each Obligor and each Lender hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby.

SECTION 7.                         Miscellaneous.

(a)                                 No Waiver.  Except as expressly set forth in Section 2, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties.  Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents (including, without limitation, all such rights, privileges and remedies with respect to any Default, Event of Default or Material Adverse Effect, whether communicated or not to the Lenders or Agent).  Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect.

(b)                                 Severability.  In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c)                                  Headings.  Headings and captions used in this Agreement (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d)                                 Integration.  This Agreement constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e)                                  Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

(f)                                   Controlling Provisions.  In the event of any inconsistencies between the provisions of this Agreement and the provisions of any other Loan Document, the provisions of this Agreement shall govern and prevail.

(g)                                  Loan Document.  This Agreement is a Loan Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

SYNERGY PHARMACEUTICALS INC.

By	/s/ Gary G. Gemignani
	Name:	Gary G. Gemignani
	Title:	EVP, Chief Financial Officer

SUBSIDIARY GUARANTORS:

SYNERGY ADVANCED PHARMACEUTICALS, INC.

By	/s/ Gary G. Gemignani
	Name:	Gary G. Gemignani
	Title:	EVP,Chief Financial Officer

[Signature Page to Amendment and Waiver]

ADMINISTRATIVE AGENT:

CRG SERVICING LLC

By	/s/ Nathan Hukill
Nathan Hukill
President

LENDERS:

CRG PARTNERS III—PARALLEL FUND “A” L.P.
By CRG PARTNERS III—PARALLEL FUND “A” GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

	By	/s/ Nathan Hukill
Nathan Hukill
Authorized Signatory

CRG PARTNERS III (CAYMAN) UNLEV AIV I L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

	By	/s/ Nathan Hukill
Nathan Hukill
Authorized Signatory

	Witness:	/s/ Ashley Patton Anderson
	Name:	Ashley Patton Anderson

CRG ISSUER 2017-1
By CRG SERVICING LLC, acting by power of attorney

	By	/s/ Nathan Hukill
Nathan Hukill
Authorized Signatory

[Signature Page to Amendment and Waiver]